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                                                                    EXHIBIT 10.2

 THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR
  REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND THEREFORE
   THESE SECURITIES MAY NOT BE TRANSFERRED WITHOUT REGISTRATION THEREUNDER OR
                  PURSUANT TO AN EXEMPTION FROM REGISTRATION.

                               SHOPPING.COM, INC.
                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT is entered into on the ____ day of ____________, 1998 by and between Shopping.com, Inc., a California corporation ("Company"), and ______________________________________("Secured Party").

                                R E C I T A L S:
                                - - - - - - - -

     A. Company has executed that certain Secured Promissory Note of even date herewith in favor of the Secured Party in the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Note"); and

     B. Company desires to grant to the Secured Party a security interest in all assets of Company to secure the Note.

     NOW, THEREFORE, the parties agree as follows:

     1.   Creation of Security Interest.  In consideration of the loan pursuant
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to the Note, Company hereby grants to the Secured Party a security interest in the collateral described on Schedule "A" hereto and all substitutions therefor and proceeds (including insurance proceeds) thereof (the "Collateral").

     2.   Company's Representations and Warranties.  Company represents and
          ----------------------------------------
warrants to the Secured Party that (a) Company has the absolute and unrestricted right, power, authority and capacity to execute and deliver the Note and to grant a security interest in the Collateral in accordance with the terms of this Agreement, (b) Company will do all acts necessary to maintain, preserve and protect the Collateral and to keep it in good condition and repair, and will pay, prior to delinquency, any taxes, charges or liens imposed or assessed upon the Collateral, (c) Company will observe and comply with all applicable laws, rules and regulations in its use of the Collateral, except where the failure to do so does not materially adversely affect Company, its business, assets or prospects, (d) this Agreement and the consummation of the transactions contemplated

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hereunder creates a valid and perfected security interest in the Collateral, securing payment and performance of the Obligations (as defined below) and (e) the Company will not assign, sell, lease, transfer, or otherwise dispose of or abandon, nor will the Company suffer or permit any of the same to occur with respect to, any Collateral, without prior written notice to and consent of the Secured Party except for the sale or lease from time to time in the ordinary course of business of such items of the Collateral as may constitute Inventory, and the inclusion of "proceeds" of the Collateral under the security interest granted herein shall not be deemed a consent by the Secured Party to any sale or other disposition of any Collateral except as expressly permitted herein.

     3.   Purpose.  The security interest created by this Agreement secures
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payment in full when due of (a) all indebtedness of the Company to Secured Party under the Note, (b) the performance of all other obligations of Company under the Note and this Agreement and (c) any amounts advanced and expenditures made by Secured Party for the maintenance and preservation of the Collateral, or any part thereof (collectively, the "Obligations").

     4.   Term of Security Agreement.  This Agreement shall continue, and the
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Secured Party shall retain its security interest in the Collateral, until (a)
payment in full of all amounts due under or by virtue of the Note and any provision of this Agreement, and (b) the full performance and discharge of all other obligations of Company under the Note and this Agreement.

     5.   Default.  The occurrence of any one of the following events or
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conditions shall constitute a default under this Agreement:

          (a) the Maker fails to pay when due the full amount of interest then accrued on this Note, or fails to pay when due the full amount of the principal payment and any unpaid accrued interest upon maturity of this Note, and (in either case) such nonpayment continues for thirty (30) days;

          (b) the Maker fails to perform or observe any other material provision contained in this Note, or any other agreement executed in connection with the transactions contemplated by this Note, and such default continues for a period of thirty (30) days after receipt of written notice thereof;

          (c) any representation or warranty made in any of the agreements, or in any writing furnished by the Maker to the Holder, is false or misleading (taken as a whole) in any materially adverse respect on the date made or furnished; or

          (d) the Maker makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they become due; or an order, judgment

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     or decree is entered adjudicating the Maker to be bankrupt or insolvent is entered under the federal Bankruptcy Code; or the Maker petitions or applies for the appointment of a custodian, trustee, receiver or liquidator of the Maker, or any substantial parts of the assets of the Maker; or commences any proceeding relating to the Maker under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding commenced, against the Maker and either
     (A) the Maker by any act indicates its approval thereof or (B) such petition, application or proceeding is not dismissed within 60 days.

     6.   Secured Party's Remedies.  Upon default as specified in Section 5, the
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Secured Party may, at its option, exercise any one or more of the following rights:

          (a) declare all unpaid principal and accrued interest under the Note immediately due and payable;

          (b) exercise its rights and remedies under the California Commercial Code as a secured creditor having a security interest in the Collateral, and in particular, sell all or any part of the Collateral at one or more public or private sales to be conducted in California, on at least thirty days' prior notice and otherwise in a commercially reasonable manner and upon reasonable terms and conditions, taking into account all the circumstances; and

          (c) exercise any and all further rights or remedies of Secured Party under the California Commercial Code or other applicable law.

     To the extent permitted by law, Company hereby waives all requirements for the exercise of any of Secured Party's remedies other than those provided in this Agreement. Secured Party shall be entitled to enforce any of the remedies in this section successively or concurrently. The enforcement of any remedy provided in this section shall not prejudice the right of Secured Party to pursue any other or further remedy which it may have.

     7.   Disposition of Proceeds of Sale of Collateral.  Secured Party may
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retain from the proceeds of any sale of the Collateral provided for in Section 6 an amount sufficient to pay any and all amounts due Secured Party under the Note or this Agreement, together with all costs and expenses of preparing for, promoting, conducting and closing the sale, including reasonable attorneys' fees. Secured Party shall then pay any balance of the proceeds to Company, except as otherwise provided by law, subject to the rights of the holder of any then existing lien of which Secured Party has notice.

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     8.   Further Cooperation.  Company agrees that upon reasonable request by
          -------------------
Secured Party, Company will promptly execute and deliver any documents, and take all additional actions reasonably deemed necessary or desirable by Secured Party to effect the purposes of this Agreement.

     9.   Financing Statement.
          -------------------

          (a) Concurrently with the execution and delivery of this Agreement, Company shall execute and deliver a financing statement on Form UCC-1 with respect to the Collateral and shall cause said financing statement to be filed with the Uniform Commercial Code Division of the Office of the California Secretary of State and such county recorders offices as the Secured Party deems necessary to perfect its security interest in the Collateral. From time to time, as reasonably requested by Secured Party, Company shall execute and deliver to Secured Party such additional documents and instruments as may be necessary to perfect and maintain the Secured Party's security interest in the Collateral.

          (b) Upon termination of the security interest provided for herein, the Secured Party shall promptly execute and deliver to Company any and all documents (including a termination statement in a form suitable for filing under the Uniform Commercial Code of the State of California) which Company may deem to be necessary or appropriate in order to adequately evidence the termination of such security interest.

     10.  Personal Property.  The parties hereby agree that the Collateral is,
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and shall remain during the term of this Agreement, personal property. At no time shall the Collateral, or any portion thereof, be fixtures, trade or otherwise, even though attached or appurtenant to any building or real estate.

     11.  Severability.  If any provision of this Agreement is determined to be
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invalid or unenforceable, all of its other provisions shall nevertheless remain in full force and effect.

     12.  Notices.  All notices, requests and other communications required or
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permitted under this Agreement shall be in writing and may be delivered personally or sent by first class mail, postage prepaid and addressed as follows:

     To Company:         Shopping.com, Inc.
                         2101 E. Coast Highway
                         Corona del Mar, CA 92625
                         Attn: Frank Denny

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          Secured Party:     _____________
                             _____________
                             _____________
                             Attn:________

Any notice, request or other communication under this Agreement shall be effective when received by the addressee, but if sent by registered or certified mail postage prepaid and addressed as provided above, it shall be effective exactly three (3) business days after deposit in the United States Mail anywhere in the United States. The parties may change their addresses as listed above by giving notice of the new address to the other party in conformity with this section.

     13.  Binding Upon Successors.  This Agreement shall inure to the benefit of
          -----------------------
and be binding upon the successors and assigns of the parties.

     14.  Entire Agreement; Modifications; Waiver.  This Agreement, together
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with the Note and any financing statement executed in connection with this
Agreement, constitutes the final, exclusive and complete understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and discussions with respect thereto. No variation or modification of this Agreement and no waiver of any provision or condition hereof, or granting of any consent contemplated hereby, shall be valid unless in writing and signed by the party against whom enforcement of any such variation, modification, waiver or consent is sought.

     15.  Captions.  The captions accompanying each section of this Agreement
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are for convenience only and shall not be deemed part of the context of this
Agreement.

     16.  Governing Law.  This Agreement shall be governed by, and construed and
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enforced in accordance with the laws of the State of California, without regard to its choice-of-laws or conflicts-of-law rules.

     17.  Attorneys' Fees and Venue.  In the event any action is brought by any
          -------------------------
party to this Agreement to enforce or interpret its terms or provisions, the prevailing party shall be entitled to reasonable attorneys' fees and costs. Any action to enforce or interpret the Agreement shall be brought and maintained in the State or Federal courts in and for the State of California, County of Orange.

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     18.  Counterparts.  This Agreement may be executed in any number of
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counterparts, including electronically transmitted counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

     IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the day and year first above written.

                              COMPANY

                              Shopping.com, Inc.



                              By:   /s/ Kristine Webster
                                    --------------------
                              Title:     CFO
                                    --------------------


                              SECURED PARTY


                              __________________________

                              __________________________



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                                   EXHIBIT A

                           DESCRIPTION OF COLLATERAL


     The Collateral consists of all of the Company's right, title and interest in and to the trademarks listed below. The Company has filed Intent to Use applications with the United States Patent and Trademark Office ("PTO") for each of the listed trademarks.

1.   Design only trademark, filed November 17, 1997, PTO Serial No. 75-391430.

2. "LOWER PRICES ON THE PLANET . . . PERIOD", filed November 17, 1997, PTO Serial No. 75-391729.

3. "LOWER PRICES ON THE PLANET . . . PERIOD", filed November 17, 1997, PTO Serial No. 75-391428.

4.   "SHOPPING.STORE", filed November 17, 1997, PTO Serial No. 75-391427.

5.   Design trademark, filed August 13, 1997, PTO Serial No. 75-340524.

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